EX-28.j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 26, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Reports to Shareholders of NVIT Nationwide Fund, NVIT Growth Fund, NVIT Government Bond Fund, NVIT Multi-Manager Small Company Fund, NVIT Money Market Fund, Van Kampen NVIT Comstock Value Fund, Federated NVIT High Income Bond Fund, NVIT S&P 500 Index Fund, Gartmore NVIT Worldwide Leaders Fund, NVIT Multi Sector Bond Fund (formerly, Van Kampen NVIT Multi Sector Bond Fund), NVIT Mid Cap Index Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Emerging Markets Fund (formerly, Gartmore NVIT Emerging Markets Fund), Gartmore NVIT International Equity Fund, NVIT Multi-Manager International Value Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Conservative Fund, NVIT Investor Destinations Conservative Fund, NVIT Developing Markets Fund (formerly, Gartmore NVIT Developing Markets Fund), NVIT Small Cap Index Fund, NVIT International Index Fund, NVIT Bond Index Fund, NVIT Enhanced Income Fund, NVIT Cardinal Aggressive Fund, NVIT Cardinal Moderately Aggressive Fund, NVIT Cardinal Capital Appreciation Fund, NVIT Cardinal Moderate Fund, NVIT Cardinal Balanced Fund, NVIT Cardinal Moderately Conservative Fund, NVIT Cardinal Conservative Fund, NVIT Multi-Manager International Growth Fund, NVIT Multi-Manager Large Cap Growth Fund, NVIT Multi-Manager Large Cap Value Fund, NVIT Multi-Manager Mid Cap Growth Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Short Term Bond Fund, NVIT Core Bond Fund, NVIT Real Estate Fund (formerly, Van Kampen NVIT Real Estate Fund), NVIT Core Plus Bond Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund, Neuberger Berman NVIT Socially Responsible Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Balanced Fund, Templeton NVIT International Value Fund, Alliance Bernstein NVIT Global Fixed Income Fund, Oppenheimer NVIT Large Cap Growth Fund, American Century NVIT Multi Cap Fund (constituting Nationwide Variable Insurance Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 23, 2010